UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2005

CALIPER LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28229	33-0675808

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

68 Elm Street, Hopkinton, Massachusetts (Address of Principal Executive Offices)	01748 (Zip Code)

(508) 435-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Forum 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    Entry into a Material Definitive Agreement.

On February 16, 2005, the Board of Directors of Caliper Life Sciences, Inc., a Delaware corporation (“Caliper”), upon the recommendation of the Compensation Committee of the Board of Directors, approved an amendment and restatement of Caliper’s Change of Control Sr. Mgmnt Severance/Equity Acceleration Plan (the “Existing COC Plan”). The amended and restated plan is entitled the “Key Employee Change of Control and Severance Benefit Plan” (the “Amended COC Plan”). The Amended COC Plan is intended to attract and retain key executive talent for Caliper. The participants in the Amended COC Plan are Caliper’s President and Chief Executive Officer, each officer of Caliper that reports directly to either the President or Chief Executive Officer of Caliper, and such other additional employees of Caliper as may be designated from time to time after the effective date of the Amended COC Plan to participate in the Plan by the Compensation Committee of Caliper’s Board of Directors. The present Caliper officers participating in the Amended COC Plan are: Kevin Hrusovsky, President and CEO; Thomas Higgins, Executive Vice President and Chief Financial Officer; and nine other Caliper Vice Presidents.

The Amended COC Plan provides a participant with certain severance and equity award acceleration benefits in the event that such participant’s employment by Caliper is terminated following a “Change of Control” of Caliper (as such term is defined in the Amended COC Plan), and the circumstances of such termination falls within the definition of “Covered Termination” included in the Amended COC Plan. The benefits provided to a participant under the Amended COC Plan following a Covered Termination, many of which already exist under the Existing COC Plan, include the following:

(a)	Salary Continuation. Monthly payments equal to such employee’s base pay at the time of the Covered Termination for (i) in the case of each covered employee other than the President or Chief Executive Officer of Caliper, 12 months and (ii) in the case of the President or Chief Executive Officer of the Company, 24 months, or in each case until such covered employee is employed by another company, whichever occurs earlier;

(b)	Prorated Bonus Payment. A payment equal to such employee’s target bonus or incentive payment for the year in which the Covered Termination occurs, prorated through the date of such termination;

(c)	Benefit Continuation. Continued provision of Caliper’s standard medical and dental benefit insurance coverages at standard staff rates until the earlier of (i) 12 months following the Covered Termination and (ii) the date such covered employee is eligible to receive comparable insurance coverage from another employer; and

(d)	Partial Vesting Acceleration of Equity Awards. On the date of the Covered Termination, vesting acceleration of an additional 30 months for all outstanding stock options granted and restricted stock units, restricted stock, performance shares or other equity awards issued by Caliper prior to the Change of Control to such covered employee.

2.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caliper Life Sciences, Inc.
Date: February 23, 2005	By:	/s/ Thomas T. Higgins
Thomas T. Higgins Principal Financial Officer